UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 5, 2005
(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	333-103799	42-1579325
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing in intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Hobby Lobby, Concord, North Carolina

On January 10, 2005, we purchased a newly constructed freestanding retail center leased to Hobby Lobby on a long term lease, containing 60,000 gross leasable square feet. The center is located at I-85 and Dale Earnhart in Concord, North Carolina.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $5,500,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $92 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Hobby Lobby, will lease 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Hobby Lobby	60,000	100	7.00	10/04	09/24

For federal income tax purposes, the depreciable basis in this property will be approximately $4,125,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Midtown Center, Milwaukee, Wisconsin

On January 10, 2005, we purchased an existing shopping center known as Midtown Center, containing 319,108 gross leasable square feet including an 11-acre parcel of land for future development. The center is located at North 60th Street and Capital Drive in Milwaukee, Wisconsin.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $53,000,000. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $166 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

Two tenants, Wal-Mart and Pick 'N Save, each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

			Base Rent
	Approximate		Per Square
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Wal-Mart	157,793	49	9.04	08/02	09/22

Pick 'N Save	53,460	17	7.80	10/02	12/22

For federal income tax purposes, the depreciable basis in this property will be approximately $39,750,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Midtown Center commenced with one tenant's space built in 1986 and 1987 and the shopping center was then expanded during 2002 through 2004. As of January 1, 2005, this property was 98% occupied, with a total 312,504 square feet leased to 24 tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

City Sports	3,565	08/07	68,078	19.10
Lady City Sports	2,183	08/07	41,687	19.10
Golden Ark Jewelers	1,031	08/07	19,680	19.09
Bridgestone/Firestone	8,100	01/08	46,200	5.70
Milwaukee Police (Substation)	1,250	01/08	N/A	N/A
Cousins Subs	1,710	04/08	29,925	17.50
Liberty Tax Service	1,177	04/08	21,822	18.54
Rainbow Apparel	4,891	01/09	90,679	18.54
Consolidated Vision	3,320	03/09	59,744	18.00
Payless Shoesource	2,922	08/09	46,752	16.00
Foot Locker	4,725	01/12	118,125	25.00
Kid's Foot Locker	3,150	01/12	78,750	25.00
Rainbow Womens	10,000	01/13	150,000	15.00
T-Mobile	1,705	03/13	31,542	18.50
Starbucks	1,500	09/13	64,350	42.90
Concordia University	6,635	05/14	79,620	12.00
GameStop	2,112	07/14	46,464	22.00
A.J. Wright	25,001	11/14	248,000	9.92
Ashley Stewart	3,800	11/14	68,400	18.00
Culvers	4,991	11/18	75,000	15.03
Applebee's	5,162	03/19	118,003	22.86
Pizza Hut	2,321	09/19	64,802	27.92
Wal-Mart	157,793	09/22	1,426,449	9.04
Pick 'N Save	53,460	12/22	416,988	7.80

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Maytag Corp. Distribution Center, Iowa City, Iowa

On January 6, 2005, we purchased a freestanding distribution center building, containing 750,000 of gross leasable square feet. The building is located at 720 Alexander Way in Iowa City, Iowa.

We purchased this property from an unaffiliated third party. Our total acquisition cost was approximately $23,159,500. This amount may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost was approximately $31 per square foot of leasable space.

We purchased this property with our own funds. However, we expect to place financing on the property at a later date.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenant would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Maytag Corporation, leases 100% of the total gross leasable area of the property. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis over the next ten years.

Base Rent
	Approximate		Per Square	Estimated
	GLA Leased	% of Total	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	GLA	Annum ($)	Beginning	To
Maytag Corp. Distribution Center	750,000	100	2.30	12/04	10/14

For federal income tax purposes, the depreciable basis in this property is approximately $17,625,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

Fairgrounds Plaza, Middletown, New York

On January 5, 2005, we purchased a portion of a redeveloped shopping center which is known as Fairgrounds Plaza, which will contain 98,021 of gross leasable square feet (which includes 11,791 of ground lease space) when completed. The portion we purchased contains 66,254 of gross leasable square feet. The remaining 31,767 of gross leasable square feet (including the ground lease space) is expected to be completed by spring 2005, at which time we anticipate purchasing the remaining square feet. The center is located at 330 Route 211 East in Middletown, New York.

We purchased this property from an unaffiliated third party. Our acquisition cost for this portion of the property was approximately $22,250,000. The total acquisition cost for the remaining portion of the shopping center is expected to be approximately $5,198,000. These amounts may increase by additional costs which have not yet been finally determined. We expect any additional costs to be insignificant. Our acquisition cost for this portion of the property was approximately $336 per square foot of leasable space.

We purchased this property with our own funds and by assuming the existing mortgage debt on the property. The outstanding balance on the mortgage debt at the date of acquisition was $15,982,000. The loan requires monthly principal and interest payments at an annual fixed rate of 5.69% and matures February 2013.

We do not intend to make significant repairs and improvements to this property over the next few years. However, if we were to make any repairs or improvements, the tenants would be obligated to pay a substantial portion of any monies spent pursuant to the provisions of their respective leases.

One tenant, Super Stop & Shop, leases more than 10% of the total gross leasable area of the portion of the property we purchased. The lease with this tenant requires the tenant to pay base annual rent on a monthly basis as follows:

Base Rent
	Approximate	% of	Per Square
	GLA Leased	GLA We	Foot Per	Lease	Term
Lessee	(Sq. Ft.)	Purchased	Annum ($)	Beginning	To

Super Stop & Shop	59,970	91	28.51	01/03	01/28

For federal income tax purposes, the depreciable basis in the portion of the property we purchased will be approximately $16,688,000. The depreciable basis in the entire property will be approximately $20,586,000 once we purchase the remaining portion. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 20 years, respectively.

The portion of Fairgrounds Plaza that we have purchased commenced redevelopment construction during 2002 and was completed in 2004. As of January 1, 2005, the portion of the property we purchased was 100% leased with a total 66,254 square feet leased to three tenants. The following table sets forth certain information with respect to those leases:

	Approximate GLA Leased		Current Annual	Base Rent Per Square Foot
Lessee	(Sq. Ft.)	Lease Ends	Rent ($)	Per Annum ($)

First Union Bank	2,284	09/08	38,828	17.00
Majestic Carpet	4,000	12/14	54,000	13.50
Super Stop & Shop	59,970	01/28	1,710,000	28.51

In general, each tenant will pay its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants may provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount.

Item 9.01. Financial Statements, ProForma Financial Information and Exhibits

  Financial Statements

To be subsequently filed for Midtown Center and Fairgrounds Plaza under Rule 3-14 of the Securities and Exchange Commission Regulation S-X. No financial statements will be filed for Hobby Lobby and Maytag Distribution Center as the acquisition of these properties does not require financial statements under Rule 3-14 of the Securities and Exchange Commission Regulation S-X.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Lori J. Foust
Name:	Lori J. Foust
Title:	Principal Accounting Officer
Date:	January 5, 2005